 As filed with the Securities and Exchange Commission on January 6, 2000
                                                      Registration No. 333-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ----------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933


                               TALK CITY, INC.
           (Exact name of Registrant as specified in its charter)

           Delaware                                    77-0426524
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                      307 Orchard City Drive, Suite 350
                             Campbell, CA  95008
                  (Address of principal executive offices)
                           ----------------------

                           1996A Stock Option Plan
                 Amended and Restated 1996 Stock Option Plan
                      1999 Employee Stock Purchase Plan
                          1999 Director Option Plan
                           ----------------------

                              Peter H. Friedman
                           Chairman of the Board,
                President, Chief Executive Officer, Secretary
                               TALK CITY, INC.
                      307 Orchard City Drive, Suite 350
                             Campbell, CA  95008
                               (650) 871-3200
          (Name, address and telephone number of agent for service)
                           ----------------------

                                  Copy to:
                            Page Mailliard, Esq.
                   Wilson Sonsini Goodrich & Rosati, P.C.
                             650 Page Mill Road
                         Palo Alto, California 94304
                           ----------------------

                                                  CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                             Proposed         Proposed
                                                                             Maximum           Maximum
                         Title of                              Amount        Offering         Aggregate         Amount of
                      Securities to                             to be         Price           Offering        Registration
                      be Registered                         Registered(1)  Per Share(2)       Price(2)             Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value                               5,787,706      $11.11       $64,301,413.66       $16,975.57
===========================================================================================================================

(1) Includes 725,000 shares to be registered under the 1996A Stock Option Plan (the "96A Option Plan"), 3,825,000 shares to be registered under the Amended and Restated 1996 Stock Option Plan (the "96 Option Plan"), 987,706 shares to be registered under the 1999 Employee Stock Purchase Plan (the "99 Purchase Plan") and 250,000 shares to be registered under the 1999 Director Option Plan (the "Director Plan").

(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to (i) 1,237,387 shares which are subject to outstanding options to purchase Common Stock under the 1996 Option Plan, (ii) 42,409 shares which are subject to outstanding options to purchase Common Stock under the 99 Purchase Plan, and (iii) 30,000 shares which are subject to outstanding options to purchase Common Stock under the Director Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 1,237,387 shares subject to outstanding options under the 96 Option Plan is $10.02 The weighted average exercise price of the 42,409 shares subject to outstanding options under the 99 Purchase Plan is $6.16. The weighted average exercise price of the 30,000 shares subject to outstanding options under the Director Plan is $12.00. With respect to (i) 1,237,290 shares of Common Stock available for future grant under the 96 Option Plan, (ii) 945,297 shares of Common Stock available for future grant under the 99 Purchase Plan, and (iii) 220,000 shares of Common Stock available for future grant under the Director Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on January 5, 2000 which average was $21.3438. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
------   ---------------------------------------

     Talk City, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Registrant's Registration Statement on Form S-1 (File No. 333-77455) and amendments thereto, including the Prospectus dated July 19, 1999, filed for the purpose of registering certain shasres of the Registrant's Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registrant's initial public offering.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and September 30, 1999, filed pursuant to Section 13 of the Exchange Act.

     (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 9, 1999 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of update such description.

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
------   -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel
------   --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporations ("WSGR"), Palo Alto, California. The partnership investment accounts of WSGR and a member of WSGR own an aggregate of approximately 7,775 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers
------   -----------------------------------------

     The Company has adopted provisions in its current Certificate of Incorporation which (i) eliminate the personal liability of its directors to the Company for monetary damages to the fullest extent permissible under Delaware law; and (ii) authorize the company to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission. The Company's Certificate of Incorporation also includes a provision eliminating, to the fullest extent permitted by Delaware law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. In addition, the Bylaws of the Company provide that it will be required to indemnify its officers and directors to the maximum extent and in the manner permitted by the Delaware General Corporation Law.

     The Company has entered into separate indemnification agreements with each of its officers, directors and key employees that contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them, as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     At present, the Company is not aware of any pending litigation involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 7.  Exemption From Registration Claimed
------   -----------------------------------

     Not applicable.

Item 8.  Exhibits
------   --------

     10.2*   1996A Stock Option Plan and related agreements

     10.3**  Amended and Restated 1996 Stock Option Plan and related agreements

     10.4*   1999 Employee Stock Purchase Plan

     10.5*   1999 Director Option Plan

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

     23.1    Consent of KPMG LLP, Independent Public Accountants

     23.4    Consent of Counsel (contained in Exhibit 5.1).

     24.1    Power of Attorney (see Page II-5).

_________

* Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-1 (File No. 333-77455) filed with the Securities and Exchange Commission on April 30, 1999.

** Incorporated by reference to the exhibit filed with Amendment No. 1 to the Registrant's registration statement on Form S-1 (File No. 333-77455) filed with the Securities and Exchange Commission on June 4, 1999.

Item 9.  Undertakings
------   ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on January 6, 2000.

                             TALK CITY, INC.

                             By: /s/ Peter H. Friedman
                                 ------------------------------------------
                                 Peter H. Friedman
                                 Chairman of the Board, President, Chief
                                 Executive Officer, Secretary



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter H. Friedman, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                                Title                              Date
------------------------------------  ---------------------------------------      -----------------
/s/ Peter H. Friedman                 Chairman of the Board, President, Chief      January 6, 2000
------------------------------------  Executive Officer, Secretary (Principal
(Peter H. Friedman)                   Executive Officer)

/s/ Jeffrey Snetiker                  Senior Vice President, Chief Financial and   January 6, 2000
------------------------------------  Administrative Officer (Principal Financial
(Jeffrey Snetiker)                    and Accounting Officer)

/s/ Kenneth A. Bronfin                Director                                     January 6, 2000
------------------------------------
(Kenneth A. Bronfin)
                                      Director                                     January 6, 2000
/s/ Joseph A. Graziano
------------------------------------
(Joseph A. Graziano)

/s/ Thomas P. Hirschfeld              Director                                     January 6, 2000
------------------------------------
(Thomas P. Hirschfeld)
                                      Director                                     January 6, 2000
/s/ John Sculley
------------------------------------
(John Sculley)
                                      Director                                     January 6, 2000
/s/ Barry M. Weinman
------------------------------------
(Barry M. Weinman)

/s/ Marty Yudkovitz                   Director                                     January 6, 2000
------------------------------------
(Marty Yudkovitz)

                                TALK CITY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX


 Exhibit
  Number    Description
----------  -----------

     10.2*  1996A Stock Option Plan and related agreements

    10.3**  Amended and Restated 1996 Stock Option Plan and related agreements

     10.4*  1999 Employee Stock Purchase Plan

     10.5*  1999 Director Option Plan

      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

     23.1   Consent of KPMG LLP, Independent Public Accountants

     23.2   Consent of Counsel (contained in Exhibit 5.1)

     24.1   Power of Attorney (see Page II-5)

_________
* Incorporated by reference to the exhibit filed with the Registrant's registration statement on Form S-1 (File No. 333-77455) filed with the Securities and Exchange Commission on April 30, 1999.
**   Incorporated by reference to the exhibit filed with Amendment No. 1 to the
Registrant's registration statement on Form S-1 (File No. 333-77455) filed with the Securities and Exchange Commission on June 4, 1999.